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                                                      Exhibit 15


To  U.S. HOME CORPORATION:



We are aware that U.S. Home Corporation has incorporated by reference in its Registration Statements No. 33-64712, 33-52993 and 33-58863 its Form 10-Q for the quarter ended March 31, 1995, which includes our report dated April 24, 1995 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                            /s/  Arthur Andersen LLP
                                 ARTHUR ANDERSEN LLP



Houston, Texas
May 2, 1995